Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin Vice President & Treasurer irelations@buckeye.com (800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS RECORD RESULTS

FOR THE THIRD QUARTER 2016

Announces Increase in Cash Distribution

HOUSTON, October 24, 2016 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the third quarter of 2016.  Buckeye reported record income from continuing operations for the third quarter of 2016 of $160.3 million compared to income from continuing operations for the third quarter of 2015 of $99.9 million.  Income from continuing operations attributable to Buckeye’s unitholders was $1.19 per diluted unit for the third quarter of 2016 compared to $0.78 per diluted unit for the third quarter of 2015.  The diluted weighted average number of units outstanding in the third quarter of 2016 was 131.9 million compared to 128.9 million in the third quarter of 2015.

Adjusted EBITDA (as defined below) from continuing operations for the third quarter of 2016 was a record $271.6 million compared to $204.2 million for the third quarter of 2015.  Distributable cash flow (as defined below) from continuing operations for the third quarter of 2016 was $194.0 million compared to $135.6 million for the third quarter of 2015.  Buckeye also reported distribution coverage of 1.2 times, representing $32.2 million of cash flow in excess of distributions for the quarter.

“Our strong third quarter results demonstrate the strength of Buckeye’s diversified portfolio of fee-based assets,” said Clark C. Smith, Chairman, President and Chief Executive Officer.  “The results were driven by solid contributions across all three of our business segments.  The Global Marine Terminals segment reflects a full quarter of operations at our Buckeye Texas Partners facility in Corpus Christi, Texas, along with additional storage capacity in service and improved rates at our Caribbean and New York hubs.  The Domestic Pipelines & Terminals segment leveraged favorable market conditions to drive increased utilization of products storage and improved transportation and throughput revenues across our pipeline and terminal system.  In addition, the segment’s third quarter results were favorably impacted by a $14 million payment resulting from a customer’s exercise of an early buy-out of a crude-by-rail throughput services contract at our Albany, New York terminal.  The Merchant Services business continued to focus on driving volumes across our system, while taking advantage of current market conditions to accelerate incremental gains through effective inventory management.”

Cash Distribution.  Buckeye also announced today that its general partner declared a cash distribution of $1.2250 per limited partner unit (“LP Unit”) for the quarter ended September 30, 2016.  The distribution will be payable on November 22, 2016 to unitholders of record on November 15, 2016.  This cash distribution represents a 4.3 percent increase over the $1.1750 per LP Unit distribution declared for the third quarter of 2015.  Buckeye has paid cash distributions in each quarter since its formation in 1986.

Conference Call.  Buckeye will host a conference call with members of executive management tomorrow, October 25, 2016, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://edge.media-server.com/m/p/32jmsuh9 ten minutes prior to its start.  Interested parties may participate in the call by dialing 877-870-9226 and entering the conference ID 93504418. A replay will be archived and available at this link through November 25, 2016, and the replay also may be accessed by dialing 800-585-8367 and entering the conference ID 93504418.  Buckeye’s previously announced conference call with members of executive management scheduled for November 4, 2016 has been cancelled.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership and owns and operates a diversified network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, and marketing of liquid petroleum products.  Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline.  Buckeye also uses its service expertise to operate and/or maintain third-party pipelines and perform certain engineering and construction services for its customers.  Additionally, Buckeye is one of the largest independent terminalling and storage operators in the United States in terms of capacity available for service.  Buckeye’s terminal network comprises more than 120 liquid petroleum products terminals with aggregate storage capacity of over 110 million barrels across its portfolio of pipelines, inland terminals and marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean.  Buckeye’s network of marine terminals enables it to facilitate global flows of crude oil and refined petroleum products, offering its customers connectivity between supply areas and market centers through some of the world’s most important bulk storage and blending hubs.  Buckeye’s flagship marine terminal in The Bahamas, Buckeye Bahamas Hub Limited, formerly known as BORCO, is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products.  Buckeye’s expansion into the Gulf Coast has added another regional hub with world-class marine terminalling, storage and processing capabilities.  Buckeye is also a wholesale distributor of refined petroleum products in areas served by its pipelines and terminals.  More information concerning Buckeye can be found at www.buckeye.com.

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Adjusted EBITDA and distributable cash flow are measures not defined by GAAP.  Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities.  We use distributable cash flow as a performance metric to compare cash generating performance of Buckeye from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unit holders.  Distributable cash flow is not intended to be a liquidity measure.  Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations.  The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations.

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This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, changes in product flows, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminalling, storage, and processing assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of liquid petroleum products, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) satisfaction of the conditions to the closing of our investment in VTTI, (xi) our ability to realize the expected benefits of our investment in VTTI, and (xii) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits.  You should read our filings with the U.S. Securities and Exchange

Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Product sales	$337,092	$382,624	$1,086,180	$1,581,455
Transportation, storage and other services	429,513	345,760	1,238,141	1,031,812
Total revenue	766,605	728,384	2,324,321	2,613,267

Costs and expenses:
Cost of product sales	326,718	366,319	1,049,315	1,532,392
Operating expenses	149,867	141,790	446,671	425,494
Depreciation and amortization	63,472	54,830	188,220	164,204
General and administrative	20,321	21,885	63,737	64,796
Total costs and expenses	560,378	584,824	1,747,943	2,186,886
Operating income	206,227	143,560	576,378	426,381

Other income (expense):
Earnings (loss) from equity investments	2,901	(30)	8,459	4,550
Interest and debt expense	(48,476)	(43,413)	(144,093)	(127,097)
Other (expense) income	(74)	70	(102)	180
Total other expense, net	(45,649)	(43,373)	(135,736)	(122,367)

Income from continuing operations before taxes	160,578	100,187	440,642	304,014
Income tax expense	(308)	(240)	(896)	(720)
Income from continuing operations	160,270	99,947	439,746	303,294
Loss from discontinued operations	—	—	—	(857)
Net income	160,270	99,947	439,746	302,437
Less: Net (income) loss attributable to noncontrolling interests	(3,896)	93	(11,803)	794
Net income attributable to Buckeye Partners, L.P.	$156,374	$100,040	$427,943	$303,231

Basic earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$1.19	$0.78	$3.28	$2.38
Discontinued operations	—	—	—	(0.01)
Total	$1.19	$0.78	$3.28	$2.37

Diluted earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$1.19	$0.78	$3.26	$2.37
Discontinued operations	—	—	—	(0.01)
Total	$1.19	$0.78	$3.26	$2.36

Weighted average units outstanding:
Basic	131,113	128,329	130,439	127,722
Diluted	131,940	128,906	131,076	128,241

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Domestic Pipelines & Terminals (1)	$265,036	$236,080	$752,968	$704,305
Global Marine Terminals	170,072	127,161	509,653	372,735
Merchant Services	344,041	386,105	1,103,186	1,586,421
Intersegment	(12,544)	(20,962)	(41,486)	(50,194)
Total revenue	$766,605	$728,384	$2,324,321	$2,613,267

Total costs and expenses: (2)
Domestic Pipelines & Terminals	$137,777	$140,198	$410,097	$415,732
Global Marine Terminals	97,312	80,219	294,220	243,417
Merchant Services	337,833	385,369	1,085,112	1,577,931
Intersegment	(12,544)	(20,962)	(41,486)	(50,194)
Total costs and expenses	$560,378	$584,824	$1,747,943	$2,186,886

Depreciation and amortization:
Domestic Pipelines & Terminals	$22,292	$19,640	$64,083	$58,009
Global Marine Terminals	39,907	33,931	120,324	102,432
Merchant Services	1,273	1,259	3,813	3,763
Total depreciation and amortization	$63,472	$54,830	$188,220	$164,204

Operating income:
Domestic Pipelines & Terminals	$127,259	$95,882	$342,871	$288,573
Global Marine Terminals	72,760	46,942	215,433	129,318
Merchant Services	6,208	736	18,074	8,490
Total operating income	$206,227	$143,560	$576,378	$426,381

Adjusted EBITDA from continuing operations:
Domestic Pipelines & Terminals	$152,785	$120,979	$423,245	$376,042
Global Marine Terminals	110,705	80,593	325,710	233,716
Merchant Services	8,159	2,592	23,909	13,797
Adjusted EBITDA from continuing operations	$271,649	$204,164	$772,864	$623,555

Capital expenditures: (3)
Domestic Pipelines & Terminals	$89,004	$51,549	$216,670	$151,456
Global Marine Terminals	66,938	82,846	163,357	280,936
Merchant Services	13	343	45	760
Total capital expenditures	$155,955	$134,738	$380,072	$433,152

Summary of capital expenditures:
Maintenance capital expenditures	$33,094	$29,129	$84,541	$72,143
Expansion and cost reduction	122,861	105,609	295,531	361,009
Total capital expenditures (3)	$155,955	$134,738	$380,072	$433,152

			September 30,	December 31,
			2016	2015
Key Balance Sheet Information:
Cash and cash equivalents			$2	$4,881
Long-term debt, total (4)			3,826,860	3,732,824

(1)         Amounts include reductions in revenue of $1.7 million and $15.2 million for the three and nine months ended September 30, 2015, respectively, related to settlement of a Federal Energy Regulatory Commission (“FERC”) proceeding.

(2)         Includes depreciation and amortization.

(3)         Amounts exclude the impact of accruals.  On an accrual basis, the additions to property, plant and equipment related to expansion and cost reduction projects were $88.6 million and $143.2 million for the three months ended September 30, 2016 and 2015, respectively, and $252.8 million and $403.7 million for the nine months ended September 30, 2016 and 2015, respectively.

(4)         Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $202.9 million as of September 30, 2016.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Domestic Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	792.8	762.4	762.9	740.8
Jet fuel	380.2	370.5	364.7	360.6
Middle distillates (1)	265.1	301.4	279.0	340.8
Other products (2)	20.1	28.0	18.3	32.1
Total throughput	1,458.2	1,462.3	1,424.9	1,474.3
Terminals:
Throughput (3)	1,242.5	1,196.9	1,232.3	1,223.8

Pipeline average tariff (cents/bbl)	86.1	84.4	85.6	83.6

Global Marine Terminals (percent of capacity):
Average capacity utilization rate (4)	99%	97%	99%	95%

Merchant Services (in millions of gallons):
Sales volumes	238.7	229.7	852.5	902.1

(1)   Includes diesel fuel and heating oil.

(2)   Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

(3)   Includes throughput of two underground propane storage caverns.

(4)   Represents the ratio of contracted capacity to capacity available to be contracted.  Based on total capacity (i.e., including out of service capacity), average capacity utilization rates are approximately 93% and 85% for the three months ended September 30, 2016 and 2015, respectively, and approximately 92% and 83% for the nine months ended September 30, 2016 and 2015, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except coverage ratio)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Income from continuing operations	$160,270	$99,947	$439,746	$303,294
Less: Net (income) loss attributable to noncontrolling interests	(3,896)	93	(11,803)	794
Income from continuing operations attributable to Buckeye Partners, L.P.	156,374	100,040	427,943	304,088
Add: Interest and debt expense	48,476	43,413	144,093	127,097
Income tax expense	308	240	896	720
Depreciation and amortization (1)	63,472	54,830	188,220	164,204
Non-cash unit-based compensation expense	8,853	6,597	22,912	17,578
Acquisition and transition expense (2)	309	82	479	2,942
Litigation contingency accrual (3)	—	1,729	—	15,229
Less: Amortization of unfavorable storage contracts (4)	(443)	(2,767)	(5,979)	(8,303)
Gains on property damage recoveries (5)	(5,700)	—	(5,700)	—
Adjusted EBITDA from continuing operations	$271,649	$204,164	$772,864	$623,555
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(44,268)	(39,197)	(131,465)	(114,450)
Income tax expense, excluding non-cash taxes	(308)	(240)	(896)	(720)
Maintenance capital expenditures (6)	(33,094)	(29,129)	(84,541)	(72,143)
Distributable cash flow from continuing operations	$193,979	$135,598	$555,962	$436,242

Distributions for coverage ratio (7)	$161,755	$152,037	$478,869	$448,612

Coverage ratio from continuing operations	1.20	0.89	1.16	0.97

(1)   Includes 100% of the depreciation and amortization expense of $18.5 million and $12.2 million for Buckeye Texas Partners LLC for the three months ended September 30, 2016 and 2015, respectively, and $52.5 million and $34.7 million for the nine months ended September 30, 2016 and 2015, respectively.

(2)   Acquisition and transition expense consists of transaction costs, costs for transitional employees, and other employee and third-party costs related to the integration of acquired assets.

(3)   Represents reductions in revenue related to settlement of a FERC proceeding.

(4)   Represents amortization of the negative fair value allocated to certain unfavorable storage contracts acquired in connection with the BBH acquisition.

(5)   Represents recoveries of property damages caused by third-parties, primarily related to an allision with a ship dock at our terminal located in Pennsauken, New Jersey.

(6)   Represents expenditures that maintain the operating, safety and/or earnings capacity of our existing assets.

(7)   Represents cash distributions declared for LP Units outstanding as of each respective period.  Amount for 2016 reflects actual cash distributions paid on LP Units for the quarters ended March 31, 2016 and June 30, 2016 and estimated cash distributions for LP Units for the quarter ended September 30, 2016 based on LP Units outstanding as of September 30, 2016.